Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                      THE ALLEN GROUP INC.
     (Exact name of registrant as specified in its charter)

  DELAWARE                                          38-0290950
(State of other jurisdiction                    (I.R.S. Employer
of incorporation or organization)             Identification No.)

         25101 Chagrin Boulevard, Beachwood, Ohio 44122
   (Address of principal executive offices including zip code)

                      THE ALLEN GROUP INC.
     1992 STOCK PLAN AND INDIVIDUAL STOCK OPTION AGREEMENTS
       BETWEEN THE ALLEN GROUP INC. AND CERTAIN DIRECTORS
                    (Full Title of the Plan)

       Robert A. Youdelman, Senior Vice President-Finance
                      The Allen Group Inc.
         25101 Chagrin Boulevard, Beachwood, Ohio 44122
             (Name and address of agent for service)

                         (216) 765-5800
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of  securities
to be registered (1) (2)

Amount to be registered

Proposed
maximum
offering
price per share (3) (4)       $22.69

Proposed maximum
aggregate
offering
price (4)           $22,690,000



Amount of
registration
 fee                $7,824.19

Common Stock,       1,000,000
$1.00 par value

Preferred Stock
Purchase Rights     454,545

(1) Each share of Common Stock includes .4545 of a Series B Junior Participating Preferred Stock Purchase Right. Each Right, when exercisable, entitles the holder to purchase 0.01 (subject to adjustment in certain events) share of Series B Junior Participating Preferred Stock of the Registrant. Such Rights are not currently exercisable or transferable independently of the shares of Common Stock.

(2) Pursuant to Rule 216 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of The Allen Group Inc. 1992 Stock Plan.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange-Composite Transactions tape on April 27, 1995, within five business days prior to filing.

(4) Estimated solely for the purpose of calculating the registration fee.

                 Exhibit Index Appears on Page 5

                             Part II

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement No. 33-52420 on Form S-8 as filed by The Allen Group Inc. with the Securities and Exchange Commission on
September 25, 1992 are incorporated herein by reference.

Item 8.   Exhibits

          4         The Allen Group Inc. 1992 Stock Plan as
                    amended and restated as of April 27, 1995

          5 Opinion of Counsel of McDara P. Folan, III, regarding the legality of the securities being registered

          23(a) Consent of Independent Auditors, Coopers & Lybrand L.L.P., to the incorporation by reference in this Registration Statement of their report on the consolidated financial statements and the financial statement schedules included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994

          23(b)     Consent of Counsel (included in Exhibit 5)

                           SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on May 1, 1995.

                              THE ALLEN GROUP INC.



                              By:       /s/ Robert G. Paul
                                   Robert G. Paul
                                   President and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/Robert G. Paul        President, Chief Executive    May 1, 1995
Robert G. Paul           Officer and Director
                         (Principal Executive Officer)

/s/Robert A. Youdelman   Senior Vice President -       May 1, 1995
Robert A. Youdelman      Finance (Principal Financial
                         Officer)

/s/James L. LePorte, III Vice President and            May 1, 1995
James L. LePorte, III    Controller (Principal
                         Accounting Officer)

/s/George A. Chandler    Director                      May 1, 1995
George A. Chandler

/s/Philip Wm. Colburn    Chairman of the Board         May 1, 1995
Philip Wm. Colburn       and Director

/s/Jill K. Conway        Director                      May 1, 1995
Jill K. Conway

/s/ Albert H. Gordon     Director                      May 1, 1995
Albert H. Gordon

/s/William O. Hunt       Director                      May 1, 1995
William O. Hunt

/s/J. Chisholm Lyons     Director                      May 1, 1995
J. Chisholm Lyons

/s/Charles W. Robinson   Director                      May 1, 1995
Charles W. Robinson

/s/Richard S. Vokey      Director                      May 1, 1995
Richard S. Vokey

/s/William M. Weaver     Director                      May 1, 1995
William M. Weaver, Jr.

                          EXHIBIT INDEX


Exhibit                  Exhibit
Number                 Description                          Pages


  4         The Allen Group Inc. 1992 Stock Plan as
            amended and restated as of April 27, 1995

  5 Opinion of Counsel of McDara P. Folan, III regarding the legality of the securities being registered

23(a) Consent of Independent Auditors, Coopers & Lybrand L.L.P., to the incorporation by reference in this Registration Statement of their report on the consolidated financial statement schedules included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994

23(b)       Consent of Counsel (included in Exhibit 5)

                                                        EXHIBIT 4

                      THE ALLEN GROUP INC.
                   1992 STOCK PLAN, AS AMENDED


     1. Purpose. The purpose of this 1992 Stock Plan (the "Plan") is to advance the interests of The Allen Group Inc. (the "Company") and its stockholders by providing an incentive for attracting and retaining key employees of the Company and its subsidiaries and increasing their identification with the Company and its objectives. The Plan permits grants of options to purchase shares of Common Stock, $1.00 par value, of the Company ("Common Stock") and awards of shares of Common Stock that are restricted as provided in Section 6 ("Restricted Shares"). Awards of Restricted Shares may be in lieu of or in addition to grants of options under the Plan. It is intended that options issued under this Plan shall constitute (a) incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations promulgated thereunder, to the extent provided in Section 5(a) hereof, or (b) options which do not qualify as incentive stock options ("Non-qualified Stock Options").

     2. Shares Subject to Plan. The total number of shares of Common Stock with respect to which options may be granted and Restricted Shares may be awarded under the Plan shall not exceed 2,000,000. Shares awarded as Restricted Shares or issued upon exercise of options granted under the Plan may be authorized and previously unissued shares, issued shares which have been reacquired by the Company or a combination thereof. In the event that any Restricted Shares shall be forfeited or any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new awards of Restricted Shares may be made or new options may be granted with respect to such shares without again being charged against the maximum share limitation set forth above in this Section 2. In addition, upon the full or partial payment of any option price by the transfer to the Company of shares of Common Stock or upon satisfaction of tax withholding obligations in connection with any such exercise or the lapsing of restrictions on any Restricted Shares or any other payment made or benefit realized under this Plan by the transfer or relinquishment of shares of Common Stock, only the net number of shares of Common Stock actually issued or transferred by the Company, after subtracting the number of shares of Common Stock so transferred or relinquished, shall be charged against the maximum share limitation set forth above in this Section 2; provided, however, that the number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed such maximum share limitation.

     No employee shall be granted options for more than 200,000 shares of Common Stock, or awarded more than 100,000 Restricted Shares, under the Plan in any one fiscal year of the Company, subject to adjustments as provided in Section 7 of this Plan.

     3. Administration. The Plan shall be administered by a Stock Option Committee, or any successor Committee (hereinafter called the "Committee"), which shall be appointed by the Board of Directors of the Company and shall consist of such number of directors, not less than two, as shall be determined by the Board, who shall serve at the pleasure of the Board, and each of whom shall at the time of designation and service be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission or any successor provision at the time in effect ("Rule 16b-3"). Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board. If for any reason the Committee is unable to perform its functions and duties under the Plan, the Board of Directors may perform any of such functions and duties. In such event, the quorum and voting requirements specified in this Section 3 with respect to the Committee shall be applicable to the Board of Directors.

     The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation and construction by the Committee of any provisions of, and the determination of any question arising under, the Plan, any such rule or regulation, or any agreement granting options or Restricted Shares under the Plan, shall be final and conclusive and binding on all persons interested in the Plan.

     The Committee shall maintain written minutes of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members, shall be acts of the Committee.

     4. Eligibility. The Committee, in its sole discretion, shall determine the officers and other key employees of the Company and its subsidiaries (who need not have been so employed on the date of adoption of the Plan) to whom options and Restricted Shares shall be granted, the time or times when they shall be granted, when options may be exercised and the number of shares to be awarded as Restricted Shares or to be covered by each option so granted. No director who is not an officer or employee of the Company or a subsidiary thereof and no member of the Committee, during the time of his service as such, shall be eligible to receive an option or any Restricted Shares under the Plan. No person who owns or, under the provisions of Section 425(d) of the Code, is considered as owning, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company shall be eligible to receive an option or Restricted Shares under the Plan. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan.

     5. Terms and Conditions of Options. All options approved by the Committee under the Plan shall be evidenced by stock option agreements in writing (hereinafter called "option agreements"), in such form as the Committee may from time time approve, executed on behalf of the Company by one or more members of the Committee. Each such agreement shall be subject to the Plan and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide in substance as follows:

            (a) Limitations. The aggregate Fair Market Value (as defined in Section 5(c) hereof) of the shares of Common Stock (determined as of the date of grant) with respect to which Incentive Stock Options may be first exercisable by an optionee during any calendar year under this Plan and all other option plans of the Company and its subsidiaries shall not exceed $100,000; provided, however, that, to the extent permitted by the Code and the treasury regulations promulgated thereunder, nothing contained in this section 5(a) shall be interpreted to prevent an optionee (i) from exercising in any year subsequent to the year in which an Incentive Stock Option first became exercisable the whole or any portion of such Incentive Stock Option not exercised in the year such Incentive Stock Option first became exercisable, (ii) from exercising in whole or in part any Incentive Stock Option granted on or before December 31, 1986, under any other plan of the Company, or (iii) from exercising Incentive Stock Options in full pursuant to the terms of Section 7(c) hereof. Non-qualified Stock Options may be exercised by an optionee without regard to the limitations stated in the previous sentence.

            (b) Consideration and Period of Employment. Each option agreement shall contain an agreement by the optionee, as consideration for the option or options granted thereunder, that he will remain in the employ of the Company or a subsidiary thereof for a period of two years, or such longer period as the Committee may specify, from the date of the grant thereof, but that nothing contained in the Plan or such provisions shall confer any right on such optionee to continue in the employ of the Company or any subsidiary by which he is employed or be deemed to affect in any way any right of the Company or such subsidiary to terminate his employment at any time.

            (c) Number and Price of Shares. Each option agreement shall specify the number of shares of Common Stock covered by such option and the purchase price per share thereof. Such price shall be equal to 100% of the Fair Market Value of the shares as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be the last sale price of Common Stock on the day next preceding such date as reported on the New York Stock Exchange Composite Tape or, in the event that no sale shall have taken place on a national securities exchange on such next preceding day, the last sale price of Common Stock on the next preceding day on which there was a sale as reported on the New York Stock Exchange Composite Tape or the fair market value on such date as determined by the Committee in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in Section 7 hereof.

            (d) Time of Exercise. Each option agreement shall set forth the period during which it may be exercised which shall be determined by the Committee at the time of grant, provided that each Non qualified Stock Option shall expire not more than ten years and two days after the date such Option is granted and each Incentive Stock Option shall expire not more than ten years after the date such Option is granted (the period set forth in each option agreement being hereinafter referred to as "option period").

            (e) Manner of Exercise. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either (i) in cash (including check, bank draft or money order, or wire or other transfer of funds, or advice of credit to the Company) or (ii) at the discretion of the Committee, in shares of Common Stock with a fair market value equal to the purchase price or a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price. At the discretion of the Committee, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship.

            (f) Purchase of Option by Company. Any option at any time granted under the Plan may contain (or be amended to contain, subject to Section 13 hereof) a provision to the effect that the optionee (or any person entitled to act under Section 5(g) hereof) shall have the right (the "Right"), at any time at which the fair market value is in excess of the exercise price and prior to exercising the option, in whole or in part, to request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder). The Company shall have no obligation to make any purchase pursuant to such request, but if if elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option so to be surrendered shall be paid by the Company, at the election of the Committee, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options or Restricted Shares under the Plan. All determinations to be made by the Company hereunder shall be made by the Committee.

            (g) Termination of Employment. Each option agreement shall provide substantially as follows: Except as hereinafter set forth, no option shall be exercisable after the date of termination of the optionee's employment. If an optionee's employment terminates for any reason, such option may be exercised by the optionee within three months after such termination, but only to the extent that it was exercisable on the date of such termination. If an optionee shall die within such three-month period, or if termination of his employment shall have been due to such optionee's death, such option may be exercised at any time within one year after such death by the optionee's executor or administrator or by his distributee to whom the option may have been transferred by will or by the laws of descent and distribution but only to the extent that it was exercisable on the date of the optionee's death. Notwithstanding anything to the contrary herein, if upon an optionee's termination of employment the optionee becomes a senior management consultant to the Company and/or its subsidiaries under a post-employment consulting arrangement, such option shall continue to vest under its original vesting schedule, and may be exercised by the optionee, during the period ending on the earliest of (i) the ninetieth (90th) day following the date that the optionee permanently ceases to render consulting services to the Company and/or its subsidiaries, for any reason other than cessation by reason of death, under a post-employment consulting arrangement, (ii) the date that is one year after the date described in clause
     (i) if the optionee ceases to render consulting services on account of his death (in which case such option may be exercised by the optionee's executor or administrator or by his distributee to whom the option may have been transferred by will or by the laws of descent and distribution, but only to the extent that it was exercisable on the date of the optionee's death), or (iii) the date that is the five-year anniversary of the date the optionee terminates employment with the Company and its subsidiaries. The foregoing provision shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

            (h) Non-Transferability of Options, Rights or Limited Rights. Each option agreement shall provide that any option therein granted and any related Right or Limited Right (as hereinafter defined) is not transferable by the optionee other than by will or by the laws of descent and distribution and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's legal representative.

            (i) Prior Outstanding Options. Each option agreement evidencing an Incentive Stock Option shall provide that, if such Incentive Stock Option is exercisable by its terms, it may be exercised while there is outstanding (within the meaning of Section 422(c)(7) of the Code) any other Incentive Stock Option to purchase shares of Common Stock of the Company or of a corporation which is a subsidiary of the Company or of a predecessor corporation of the Company or such subsidiary.

            (j) Adjustments. Each option agreement shall provide for adjustment of the number and kind of shares under option and the purchase price per share in the manner provided in
     Section 7 hereof.

     6. Restricted Shares. (a) Awards. The Committee may from time to time in its discretion award Restricted Shares to officers and other key employees and may determine the number of Restricted Shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the employee for, such Restricted Shares. Each award of Restricted Shares will be evidenced by a written agreement executed on behalf of the Company by one or more members of the Committee and containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

     (b) Restricted Period; Lapse of Restrictions. At the time an award of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award which shall not be less than one year nor more than ten years.
Each award of Restricted Shares may have a different Restricted Period. At the time an award is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares. Such conditions may include, without limitation, the death or disability of the employee to whom Restricted Shares are awarded, retirement of the employee pursuant to normal or early retirement under any retirement plan of the Company or termination by the Company of the employee's employment other than for cause, or the occurrence of an Acceleration Date (as defined in Section 7(c) hereof). Such conditions may also include performance measures, which, in the case of any such award of Restricted Shares to an employee who is a "covered employee" within the meaning of Section 162(m) of the Code, shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity. The Committee may also, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Shares at any time after the date the award is made.

     (c) Rights of Holder; Limitations Thereon. Upon an award of Restricted Shares, a stock certificate representing the number of Restricted Shares awarded to the employee shall be registered in the employee's name and, at the discretion of the Committee, will be either delivered to the employee with an appropriate legend or held in custody by the Company or a bank for the employee's account. The employee shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) with respect to each Restricted Share, the employee shall not be entitled to delivery of an unlegended certificate until the expiration or termination of the Restricted Period, and the satisfaction of any other conditions prescribed by the Committee, relating to such Restricted Share;
(ii) with respect to each Restricted Share, such share may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the expiration of the Restricted Period, and the satisfaction of any other conditions prescribed by the Committee, relating to such Restricted Share; and (iii) all of the Restricted Shares as to which restrictions have not at the time lapsed shall be forfeited and all rights of the employee to such Restricted Shares shall terminate without further obligation on the part of the Company unless the employee has remained a regular full-time employee of the Company or any of its subsidiaries, or a consultant to the Company or a subsidiary under a post-employment consulting arrangement, until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Shares. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Company without further action by the employee. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Shares may be either currently paid or withheld by the Company for the employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to
Section 7(h) hereof.

     (d) Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the employee or the employee's beneficiary or estate, as the case may be.

     7. Effect of Certain Changes. (a) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for options and Restricted Shares and the number of such shares covered by outstanding options, and the price per share of such options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     (b) In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off, or spin-off, the Committee may provide that the holder of each option then exercisable shall have the right to exercise such option (at its then option price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of shares of Common Stock for which such option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such option would not otherwise be exercisable.

     (c) If while unexercised options remain outstanding under the Plan (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval (any such date being referred to herein as the "Acceleration Date"), all options shall be exercisable in full, whether or not otherwise exercisable, but subject, however, in the case of an Incentive Stock Option, to Section 5(i) hereof. Following the Acceleration Date, (1) the Committee shall, in the case of a merger, consolidation, liquidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for options and Restricted Shares, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding options after the effective date of such transaction, and the price thereof, and (2) the Committee may, in its discretion, permit the cancellation of outstanding options in exchange for a cash payment in an amount per share subject to any such option equal to the amount that would be payable pursuant to Section 14(b) hereof upon exercise of a Limited Right (as defined in Section 14(a) hereof) under those circumstances, provided, however, that, for purposes of such cancellation and cash-out, the Acceleration Date shall be restricted in such manner as the Committee may determine is necessary to comply with the conditions and requirements of Rule 16b-3 to prevent short-swing profit liability to the holder thereof under Section 16(b) of the Exchange Act.

     (d) Subsections (b) and (c) of this Section 7 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each option then exercisable shall have the right to exercise such option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such option might have been exercised.

     (e) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     (f) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (g) Except as hereinbefore expressly provided in this Section 7, the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option or the number or price of Restricted Shares. The grant of an option or of Restricted Shares pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

     (h) The Committee may make or provide for such adjustments to the number and class of shares available for awards of Restricted Shares under the Plan or to any outstanding Restricted Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Any such determination by the Committee shall be conclusive.

     8. Financing of Exercise of Options and Purchase of Restricted Shares. To the extent permitted by the regulations of the Federal Reserve Board governing margin requirements in effect at the time of exercise of any option or purchase of any Restricted Shares (including any exemption from margin requirements for employee stock option plans if such exemption is available), the Company may extend credit, or arrange for the extension of credit, to each employee who exercises an option or purchases Restricted Shares, at the time of such exercise or purchase, to assist the employee in the purchase of stock. Such credit will be collateralized by the stock purchased and will be in an amount not greater than the lesser of (i) the option or purchase price of the stock or (ii) the amount of credit permitted by regulations of the Federal Reserve Board. The rate of interest, terms of repayment and provisions for release of collateral with respect to each such credit will be as determined by the Committee at the time the credit is extended, but in any event shall be in accordance with any applicable regulations of the Federal Reserve Board.

     9. Reload Options. In the event the optionee exercises an option and pays all or a portion of the purchase price in shares of Common Stock, in the manner permitted by Section 5(e) hereof, such optionee may, in the Committee's sole discretion, be issued by the Committee a new option to purchase additional shares of Common Stock equal to the number of shares of Common Stock surrendered to the Company in such payment. Such new option shall have a purchase price equal to the Fair Market Value per share (as defined in Section 5(c) hereof) on the date such new option is granted, and shall have an option period (as defined in Section 5(d) hereof) which commences six months from the date of grant of the new option and expires on the same date as the option period of the original option so exercised by payment of the purchase price in shares of Common Stock.

     10. Subsidiary. For the purpose of the Plan a subsidiary of the Company shall be any corporation which at the time qualifies as a subsidiary thereof under the definition of "subsidiary corporation" contained in Section 425 of the Code, as the same may be amended from time to time. A transfer of employment from the Company to such a subsidiary or vice versa or between two such subsidiaries shall not be deemed a termination of employment.

     11. Government Regulations. The Plan, the award or purchase of Restricted Shares and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such award, purchase or exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed and
(ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

     12. Term of the Plan. The effective date of the Plan shall be February 27, 1992. The Plan shall terminate ten years from the effective date or on such earlier date as may be determined by the Board of Directors. In any case, termination shall be deemed to be effective as of the close of business on the day of termination.
No option may be granted, and no Restricted Shares may be awarded, after such termination. Termination of the Plan, however, shall not affect outstanding options or Restricted Shares which have been granted prior to such termination, and all unexpired options and Restricted Shares shall continue in force and operation after termination of the Plan except as they may lapse or terminate by their own terms and conditions and the terms of the Plan shall continue to apply to such options and Restricted Shares.

     13. Amendment of the Plan. The Board of Directors of the Company at any time and from time to time may suspend or amend the Plan in any respect, provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to continue to be applicable to the Plan shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon. Without the written consent of the optionee or the holder of Restricted Shares, no amendment, modification, suspension or termination of the Plan may adversely affect any option or Restricted Shares previously granted under the Plan; but it shall be conclusively presumed that any adjustment for change as provided in Section 7 does not adversely affect any such right.

     14. Limited Rights. (a) The Committee shall have authority to grant a limited stock appreciation right (a "Limited Right") to the holder of any option with respect to all or some of the shares of Common Stock covered by such option. A Limited Right may be granted either at the time of grant of the related option or any time thereafter during its term. A Limited Right may be granted to an optionee irrespective of whether such optionee is being granted or has been granted a Right under Section 5(f) hereof. A Limited Right shall automatically be exercised on the "Acceleration Date" (as defined in Section 7(c) hereof). Each Limited Right shall be exercisable only if, and to the extent that, the related option is exercisable pursuant to Section 7(c) hereof or otherwise, and, in the case of a Limited Right granted in respect of an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the option price per share. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised until the expiration of six (6) months from the date of grant of the Limited Right. Upon the exercise of a Limited Right, the related option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further stock options and Rights or the award of further Restricted Shares pursuant to this Plan. Upon the exercise or termination of an option, the Limited Right with respect to such option shall terminate to the extent of the shares of Common Stock with respect to which such option was exercised or terminated.

     (b) Upon the exercise of a Limited Right, the holder thereof shall receive in cash whichever of the following amounts is applicable.

            (i) in the case of an exercise of Limited Rights by reason of an acquisition of Common Stock described in Section 7(c)(i) hereof, an amount equal to the Acquisition Spread (as defined in Section 14(d) hereof);

            (ii) in the case of an exercise of Limited Rights by reason of the change in composition of the Board of Directors described in Section 7(c)(ii), an amount equal to the Spread
     (as defined in Section 14(e) hereof);

            (iii) in the case of an exercise of Limited Rights by reason of stockholder approval of an agreement described in
     Section 7(c)(iii), an amount equal to the Merger Spread (as defined in Section 14(g) hereof); or

            (iv) in the case of an exercise of Limited Rights by reason of stockholder approval of a plan or agreement described in Section 7(c)(iv), an amount equal to the Liquidation Spread (as defined in Section 14(i) hereof).

     Notwithstanding the foregoing, in the case of a Limited Right granted in respect of an Incentive Stock Option, the holder may not receive an amount in excess of such amount as will enable such option to qualify as an Incentive Stock Option.

     (c)  The term "Acquisition Price per Share" as used in this
Section 14 shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in
Section 7(c)(i), the greater of (i) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 30% (or such greater percentage as shall be required in order for the exemptions available under Rule 16b-3 to continue to be applicable to the Plan) or more of the Company's Common Stock which gives rise to the exercise of such Limited Right, and (ii) the highest Fair Market Value (as defined in
Section 5(c) hereof) per share of Common Stock during the sixty-day period ending on the date such Limited Right is exercised. Any securities or property which are part or all of the consideration paid for shares of Common Stock in such acquisition shall be valued in determining the Acquisition Price per share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity having such consideration or
(B) the valuation placed on such securities or property by the Committee.

     (d) The term "Acquisition Spread" as used in this Section 14 shall mean an amount equal to the product computed by multiplying
(i) the excess of (A) the Acquisition Price per Share over (B) the option price per share of Common Stock at which the related option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     (e) The term "Spread" as used in this Section 14 shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 7(c)(ii), an amount equal to the product computed by multiplying
(i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date the Limited Right is exercised over (B) the option price per share of Common Stock at which the related option is exercisable, by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

     (f) The term "Merger Price per Share" as used in this Section 14 shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in Section 7(c)(iii), the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement if such fixed or formula price is determinable on the date on which such Limited Right is exercised, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date such Limited Right is exercised. Any securities or property which are part or all of the consideration for the acquisition of shares of Common Stock specified in such agreement shall be valued in determining the Merger Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity paying such consideration or (B) the valuation placed on such securities or property by the Committee.

     (g) The term "Merger Spread" as used in this Section 14 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Merger Price per Share over (B) the option price per share of Common Stock at which the related option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     (h)  The term "Liquidation Price per Share" as used in this
Section 14 shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of a plan or agreement described in Section 7(c)(iv), the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such plan or agreement if such fixed or formula price is determinable on the date on which such Limited Right is exercised, and (ii) the highest Fair Market Value per share of Common Stock during the sixty-day period ending on the date such Limited Right is exercised. Any securities or property which are part or all of the consideration for the acquisition of shares of Common Stock specified in such plan or agreement shall be valued in determining the Liquidation Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity paying such consideration or
(B) the valuation placed on such securities or property by the Committee.

     (i) The term "Liquidation Spread" as used in this Section 14 shall mean an amount equal to the product computed by multiplying
(i) the excess of (A) the Liquidation Price per Share over (B) the option price per share of Common Stock at which the related option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

     (j) Notwithstanding any other provision of the Plan, no Right granted pursuant to Section 5(f) hereof may be exercised at a time when any Limited Rights held by the holder of such Right may be exercised.

     15. Withholding of Taxes. To the extent that the Company is required to withhold or receive federal, state, local or foreign taxes in connection with any payment made or benefit realized by an employee or other person under this Plan, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the employee or such other person make arrangements satisfactory to the Company for payment of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include, without limitation, relinquishment of a portion of any such payment or benefit or the surrender of outstanding shares of Common Stock, and any agreement pertaining to a grant of options or an award of Restricted Shares under the Plan may make such relinquishment the elective or mandatory form of satisfying such taxes. At the discretion of the Committee, in connection with any payment made or benefit realized by an employee or other person under this Plan, the Company and any such employee or other person also may make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.


April 27, 1995

                                                        Exhibit 5


                              May 1, 1995



Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C.  20549

          Re:  The Allen Group Inc. 1992 Stock Plan

Ladies and Gentlemen:

     I have acted as counsel for The Allen Group Inc., a Delaware corporation (the "Company"), in connection with The Allen Group Inc. 1992 Stock Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereupon, I am of the opinion that the Common Stock, par value $1.00 per share, that may be issued or transferred and sold pursuant to the Plan (and the authorized forms of Stock Option Agreement and Restricted Stock Agreement thereunder) will be, when issued or transferred and sold in accordance with the Plan and such Agreements, duly authorized, validly issued, fully paid and nonassessable so long as the consideration received by the Company is at least equal to the par value of such Common Stock.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Company to effect registration of the shares to be issued or transferred pursuant to the Plan under the Securities Act of 1933.

                              Very truly yours,



                              McDara P. Folan, III
                              Vice President, Secretary and
                              General Counsel

                                                    Exhibit 23(a)


                 CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to The Allen Group Inc. 1992 Stock Plan of our reports dated February 17, 1995, given upon our authority as experts in accounting and auditing, with respect to the consolidated financial statements and schedules of The Allen Group Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                         COOPERS & LYBRAND L.L.P.







Cleveland, Ohio
May 1, 1995